Exhibit 10.9

This Amendment is entered into on November, 28 by:

I.       GALT LUBES INVESTMENTS LIMITED, a company incorporated under the laws of Jersey with company registration number 127876 having its registered office at 27 Esplanade, St. Helier, JE1 1SG, Jersey (“Galt”);

II.       COSAN S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil, enrolled with the Brazilian Taxpayers’ Registry (CNPJ/MF) under No. 50.746.577/0001-15, with head offices at Av. Brigadeiro Faria Lima, No. 4,100, 16th floor, suite 01, Zip Code 04.538-132, in the City of São Paulo, State of São Paulo, Brazil (“Cosan” and, jointly with Galt, the “Shareholders”);

III.       MOOVE LUBRICANTS HOLDINGS, an exempted company organized under the laws of Cayman Islands, registered with under No. MC-403038, with registered office situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (“Company” and, jointly with the Shareholders, the “Parties”); and

IV.       COSAN LUBES INVESTMENTS LIMITED, a company limited by shares formed under the laws of England & Wales, having its registered office or principal office address at Moove, Dering Way, Gravesend, Kent, England, DA12 2QX and registered with registration number 08018479 (“CLI”).

RECITALS

(i)	WHEREAS, pursuant to the Investment Agreement (“Investment Agreement”), dated December 21, 2018, entered into by Galt, Cosan and CLI, Galt holds thirty percent (30%) of the share capital of CLI, while Cosan holds the other seventy percent (70%) of CLI. CLI is the holding company of certain subsidiaries (the “Moove Group”);

(ii)	WHEREAS, the Shareholders and CLI executed on 29 March, 2019, a shareholders’ agreement in order to define certain of the Shareholders’ mutual rights and obligations, and the terms and conditions governing their relationship as shareholders of CLI (“Shareholders’ Agreement”);

(iii)	WHEREAS, the Shareholders have discussed and analysed the benefits of changing the jurisdiction of the Moove Group’s holding company, and have decided to transfer all of CLI’s assets into a new holding company incorporated under the laws of Cayman Islands, which shall succeed CLI in all of its rights and obligations, leading subsequently to CLI’s dissolution (“Reorganisation”);

(iv)	WHEREAS, the Company has been incorporated to be the new Cayman holding company of the Moove Group, and the Shareholders wish to preserve with respect to the Company the same terms and conditions now applicable to CLI, to the extent permitted by applicable law;

(v)	WHEREAS, on or about the date of this amendment the Company will adopt a memorandum and articles of association on the terms consistent with the Shareholders’ Agreement; and

(vi)	WHEREAS, the Parties wish to enter into this agreement to amend the Shareholders’ Agreement, so that, to the extent permitted under Cayman law, its terms will be applicable to the Company.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties agree as follows:

1.	Capitalised terms used herein but not otherwise defined shall have the meanings given in the Shareholders’ Agreement.

2.	From this date forward, the Shareholders and the Company agree that every provision of the Shareholders’ Agreement shall be observed by and in respect of the Company, as if it was named as the “Company” in the Shareholders’ Agreement, save to the extent inconsistent with Cayman law or the context otherwise requires and, to the extent that any provision of the Shareholders’ Agreement are inconsistent with Cayman law, the Shareholders shall use their respective best endeavours to negotiate in good faith to reach agreement on the terms and conditions that should apply.

3.	The Parties agree to an amendment of the Shareholders’ Agreement to adapt it to reflect the change in jurisdiction of the Moove Group’s holding company from England and Wales to the Cayman Islands, so that after the Reorganisation the Company will have the same governance rules, the Shareholders shall have the same voting rights and the same restrictions on the transfer of Shares will apply.

4.	Each Party shall execute all such deeds and documents and do all such things as another Party may require for giving effect to this amendment, provided that no Party shall be required to execute any deed or document or do anything under this paragraph 4 that would require the Party to violate any applicable law.

5.	Unless the Parties specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any rights under this amendment nor grant, declare, create or dispose of any right or interest in it. Any purported assignment in contravention of this clause shall be void.

6.	This amendment may be executed in any number of counterparts each of which is an original and which together have the same effect as if each of the parties hereto executed and delivered the same document.

7.	This amendment and all matters (including, without limitation, any contractual or non-contractual obligation) arising from or connected with it are governed by, and will be construed in accordance with, English law.

[signature page of the Amendment entered into on November 28, 2023, by and between Cosan S.A., Galt Lubes Investments Limited, Moove Lubricants Holdings and Cosan Lubes Investments Limited]

/s/ Luis Henrique Cals De Beauclair Guimarães

Cosan S.A.

By: Luis Henrique Cals De Beauclair Guimarães

Director and Officer

[signature page of the Amendment entered into on November 28, 2023, by and between Cosan S.A., Galt Lubes Investments Limited, Moove Lubricants Holdings and Cosan Lubes Investments Limited]

/s/ Marcelo Eduardo Martins

Cosan S.A.

By: Marcelo Eduardo Martins

Director and Officer

[signature page of the Amendment entered into on November 28, 2023, by and between Cosan S.A., Galt Lubes Investments Limited, Moove Lubricants Holdings and Cosan Lubes Investments Limited]

/s/ Jean-Claude Bonfrer

Galt Lubes Investments Limited

By:

[signature page of the Amendment entered into on November 28, 2023, by and between Cosan S.A., Galt Lubes Investments Limited, Moove Lubricants Holdings and Cosan Lubes Investments Limited]

/s/ Wendy Martin
Wendy Martin

Galt Lubes Investments Limited

By:

[Director]

/s/ Filipe Affonso Ferreira
Filipe Affonso Ferreira

Title: Director

For and on behalf of

Moove Lubricants Holdings and Cosan Lubes Investments Limited

Date: November 28, 2023

[signature page of the Amendment entered into on November 28, 2023, by and between Cosan S.A., Galt Lubes Investments Limited, Moove Lubricants Holdings and Cosan Lubes Investments Limited]

/s/ Luis Henrique Cals De Beauclair Guimarães

Cosan Lubes Investments Limited

By: Luis Henrique Cals De Beauclair Guimarães

Director